Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097

NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on August 5, 2010

Teradata Announces 2010 Second Quarter Results

•	Revenue increased 12 percent from the second quarter of 2009, 12 percent in constant currency

•	Operating margin of 22.6 percent, versus 20.0 percent, an all-time record performance

•	GAAP EPS of $0.44, versus $ 0.36 in the second quarter of 2009, a 22 percent increase

•	Excluding stock-based compensation expense, non-GAAP EPS of $0.46, versus $0.38 (1)

•	Increasing expectation for revenue growth and EPS to “high-end” of previous guidance ranges

ATLANTA – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $470 million for the quarter ended June 30, 2010, an increase of 12 percent from $421 million in 2009. Overall, the company’s second quarter year-over-year revenue comparison was not impacted by currency translation, when compared to the second quarter of 2009. (2)

Gross margin in the second quarter was 57.0 percent versus 55.3 percent in the second quarter of 2009. Higher product gross margin and a more favorable mix of product revenue versus service revenue more than offset lower service gross margin in the quarter.

Teradata reported second-quarter net income under Generally Accepted Accounting Principles (GAAP) of $74 million, or $0.44 per diluted share, which compared to GAAP net income of $62 million, or $0.36 per diluted share, in the second quarter of 2009. Excluding non-cash stock-based compensation expense, non-GAAP EPS was $0.46 in the second quarter of 2010, versus $0.38 in the second quarter of 2009.(1)

“Teradata turned in its best second quarter ever, with solid revenue and EPS growth. Operating income, operating margin and gross margin rate were at the highest levels of any quarter in Teradata’s history,” said Mike Koehler, president and chief executive officer of Teradata Corporation.

“First half revenue growth of 14 percent, product revenue growth of 24 percent, and the highest number of new customer wins in five years are evidence of our leadership in the marketplace. In addition, the investments we have been making in our platform family, partners and sales territories were key contributors to our growth,” said Koehler. “Given our first half performance, we now expect our revenue and EPS to be at the high end of our previous guidance ranges.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $281 million of revenue in its Americas region in the second quarter of 2010, up 23 percent from $229 million in the second quarter of 2009. Currency translation benefited the year-over-year revenue comparison in the Americas by 1 percentage point in the second quarter. (2)

Gross margin in the Americas region in the second quarter of 2010 improved to 60.9 percent, compared to 58.1 percent in the second quarter of 2009. Gross margin in the quarter improved largely due to higher product gross margin, as well as a higher mix of product revenue versus services revenue, compared to the prior-year period.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the second quarter of 2010 was $108 million, down 8 percent from $118 million generated in the second quarter of 2009. Currency translation negatively impacted the revenue comparison in the EMEA region by 5 percentage points. (2)

Gross margin in the EMEA region in the second quarter of 2010 was 52.8 percent, down from 54.2 percent in the second quarter of 2009, due to the impact of a lower proportion of product revenue (compared to services revenue), as well as lower services margins.

Asia Pacific / Japan (APJ)

Teradata generated $81 million of revenue in its APJ region in the second quarter of 2010, a 9 percent increase from $74 million in the second quarter of 2009. The revenue comparison in the APJ region was benefited by 6 percentage points from currency translation.(2)

Gross margin in the APJ region in the second quarter of 2010 was 49.4 percent, up from 48.6 percent in the second quarter of 2009. The increase was driven by higher product margins and a greater proportion of product revenue (compared to services revenue).

Operating Income

Second-quarter operating income of $106 million improved from $84 million reported in the second quarter of 2009. The increase in operating income was largely due to revenue growth, particularly product revenue, as well as improved product margins, offset by higher research and development and selling expenses.

Operating margin reported in the second quarter was 22.6 percent, versus 20.0 percent in the second quarter of 2009.

Other Items

The effective income tax rate in the second quarter of 2010 was 30 percent, which compared to a 26 percent tax rate in the prior-year period, driven by an overall proportional increase in U.S. pre-tax earnings.

Due to the expectation that a higher portion of Teradata’s pre-tax income will be generated in the United States and the uncertainty surrounding the retroactive reinstatement in 2010 of the U.S. Federal Research & Development Tax Credit, we anticipate a potentially higher full-year effective tax rate for 2010 in the 27–28% range.

Cash Flow

During the second quarter of 2010, Teradata generated $62 million of cash from operating activities, compared to $103 million in the prior-year period. Capital expenditures in the second quarter were $23 million compared to $20 million in the second quarter of 2009. Teradata generated $39 million of free cash flow (cash from operations less capital expenditures for property and equipment and additions to capitalized software) (3) in the second quarter of 2010, versus generating $83 million in the same period in 2009. In comparison to the prior-year period, the decrease in cash provided by operating activities was principally due to expected lower collections of receivables.

During the first six months of 2010, Teradata generated $200 million of cash from operating activities, compared to $268 million in the prior-year period. Capital expenditures in the first half of 2010 were $44 million, compared to $40 million in the same period in 2009.

        During the first two quarters of 2010, Teradata generated $156 million of free cash flow, versus $228 million in the same period in 2009.

	For the Periods Ended June 30 (in millions)
	Three Months		Six Months
	2010	2009	2010	2009
Net Income (GAAP)	$74	$62	$141	$107

Cash provided by operating activities (GAAP)	$62	$103	$200	$268
Less capital expenditures for:
Expenditures for property and equipment	(11)	(4)	(17)	(13)
Additions to capitalized software	(12)	(16)	(27)	(27)

Total capital expenditures	(23)	(20)	(44)	(40)

Free Cash Flow (non-GAAP measure) (3)	$39	$83	$156	$228

Balance Sheet

Teradata ended the second quarter of 2010 with $724 million in cash and short-term investments, a $12 million increase from March 31, 2010. Although Teradata has $300 million of funds available through a pre-arranged credit facility, there was no short- or long-term debt outstanding as of June 30, 2010.

2010 Outlook

Teradata now expects full-year 2010 revenue growth to be at the “high-end” of its previous guidance range of 8 to 10 percent. Currency is not expected to materially impact the full-year, year-over-year revenue comparison.

Earnings per diluted share (EPS) is also expected at the “high-end” of the previous $1.60 to $1.70 guidance range. Excluding stock-based compensation expense for the year, non-GAAP EPS is expected to be at the “high-end” of the $1.69 to $1.79 range.(1)

2010 Second-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (EST) to discuss the company’s second-quarter 2010 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site www.teradata.com/investor.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence and achieving enterprise agility through its database software, enterprise data warehousing, data warehouse appliances, consulting, and enterprise analytics. Visit Teradata on the web at www.teradata.com.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as free cash flow, non-GAAP EPS and non-GAAP operating income, both of which exclude certain items) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following table reconciles Teradata’s actual and projected earnings per diluted share, or EPS, under GAAP to the company’s actual and projected non-GAAP EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as EPS excluding certain items, internally to understand, manage and evaluate our business and make operating decisions. The company believes such non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations and results. The company also believes this information is useful for investors because it can provide consistency and comparability with past reports and projections of future results.

Reconciliation of GAAP to Non-GAAP Measures:

	Q2 2010	Q2 2009	2010 Guidance
Diluted Earnings Per Share (GAAP)	$0.44	$0.36	$1.60 - $1.70
Excluding:
Stock-based compensation expense	$0.02	$0.02	$0.09

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.46	$0.38	$1.69 - $1.79

2.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended June 30 (in millions)
	Three Months				Six Months
Revenue	2010	2009	% Chg As Rept'd	% Chg CC	2010	2009	% Chg As Rept'd	% Chg CC

Products (software/hardware)	$223	$185	21%	22%	$423	$342	24%	22%

Consulting services	132	127	4%	4%	249	233	7%	4%
Maintenance services	115	109	6%	5%	227	213	7%	4%

Total services	247	236	5%	4%	476	446	7%	4%

Total revenue	$470	$421	12%	12%	$899	$788	14%	12%

	2010	2009	% Chg As Rept'd	% Chg CC	2010	2009	% Chg As Rept'd	% Chg CC

By segment/region

Americas region	$281	$229	23%	22%	$533	$434	23%	22%

EMEA region	108	118	-8%	-3%	214	215	0%	0%

APJ region	81	74	9%	3%	152	139	9%	1%

Total revenue	$470	$421	12%	12%	$899	$788	14%	12%

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended June 30
	Three Months			Six Months
	2010	2009	% Chg	2010	2009	% Chg
Revenue
Products	$223	$185	21%	$423	$342	24%
Services	247	236	5%	476	446	7%

Total revenue	470	421	12%	899	788	14%

Product gross margin	152	119		280	222
% of Revenue	68.2%	64.3%		66.2%	64.9%
Services gross margin	116	114		224	211
% of Revenue	47.0%	48.3%		47.1%	47.3%

Total gross margin	268	233		504	433
% of Revenue	57.0%	55.3%		56.1%	54.9%

Selling, general and administrative expenses	126	122		244	232
Research and development expenses	36	27		68	57

Income from operations	106	84		192	144
% of Revenue	22.6%	20.0%		21.4%	18.3%

Other income, net	—	—		—	—

Income before income taxes	106	84		192	144
% of Revenue	22.6%	20.0%		21.4%	18.3%

Income tax expense	32	22		51	37

% Tax rate	30%	26%		27%	26%

Net income	$74	$62		$141	$107

% of Revenue	15.7%	14.7%		15.7%	13.6%

Net income per common share
Basic	$0.44	$0.36		$0.84	$0.62
Diluted	$0.44	$0.36		$0.83	$0.61

Weighted average common shares outstanding
Basic	167.0	172.3		167.4	172.8
Diluted	169.8	173.9		170.2	174.1

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	June 30, 2010	December 31, 2009	June 30, 2009

Assets

Current assets
Cash and cash equivalents	$724	$661	$638
Accounts receivable, net	381	387	342
Inventories	46	47	45
Other current assets	57	57	73

Total current assets	1,208	1,152	1,098

Property and equipment, net	101	95	91
Capitalized software, net	113	102	93
Goodwill	135	109	108
Deferred income taxes	74	84	92
Other assets	31	27	22

Total assets	$1,662	$1,569	$1,504

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$82	$102	$81
Payroll and benefits liabilities	94	109	80
Deferred revenue	307	256	302
Other current liabilities	60	76	76

Total current liabilities	543	543	539

Pension and other postemployment plan liabilities	79	83	80
Other liabilities	34	33	27

Total liabilities	656	659	646

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	646	622	592
Treasury Stock	(382)	(311)	(188)
Retained earnings	725	583	437
Accumulated other comprehensive income	15	14	15

Total stockholders’ equity	1,006	910	858

Total liabilities and stockholders’ equity	$1,662	$1,569	$1,504

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended June 30
	Three Months		Six Months
	2010	2009	2010	2009
Operating activities
Net income	$74	$62	$141	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14	13	28	27
Stock-based compensation expense	6	6	11	11
Excess tax benefit from stock-based compensation	(1)	(1)	(2)	(1)
Deferred income taxes	2	8	11	16
Changes in assets and liabilities:
Receivables	(47)	17	5	105
Inventories	9	7	(1)	—
Current payables and accrued expenses	24	15	(43)	(33)
Deferred revenue	(20)	(24)	52	42
Other assets and liabilities	1	—	(2)	(6)

Net cash provided by operating activities	62	103	200	268

Investing activities
Proceeds from sales and maturities of short-term investments	—	65	—	65
Purchase of short-term investments	—	—	—	(25)
Expenditures for property and equipment	(11)	(4)	(17)	(13)
Additions to capitalized software	(12)	(16)	(27)	(27)
Other investing activities and business acquisitions, net	(32)	2	(32)	6

Net cash (used in) provided by investing activities	(55)	47	(76)	6

Financing activities
Repurchase of common stock	—	(30)	(71)	(50)
Excess tax benefit from stock-based compensation	1	1	2	1
Other financing activities, net	7	5	12	8

Net cash provided by (used in) financing activities	8	(24)	(57)	(41)

Effect of exchange rate changes on cash and cash equivalents	(3)	6	(4)	3

Increase in cash and cash equivalents	12	132	63	236
Cash and cash equivalents at beginning of period	712	506	661	402

Cash and cash equivalents at end of period	$724	$638	$724	$638

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended June 30
	Three Months				Six Months
	2010	2009	% Change As Reported	% Change Constant Currency	2010	2009	% Change As Reported	% Change Constant Currency
Revenue

Americas	$281	$229	23%	22%	$533	$434	23%	22%
EMEA	108	118	-8%	-3%	214	215	0%	0%
APJ	81	74	9%	3%	152	139	9%	1%

Total revenue	470	421	12%	12%	899	788	14%	12%

Segment gross margin

Americas	171	133			317	250
% of Revenue	60.9%	58.1%			59.5%	57.6%
EMEA	57	64			114	117
% of Revenue	52.8%	54.2%			53.3%	54.4%
APJ	40	36			73	66
% of Revenue	49.4%	48.6%			48.0%	47.5%

Total gross margin	268	233			504	433
% of Revenue	57.0%	55.3%			56.1%	54.9%

Selling, general and administrative expenses	126	122			244	232
Research and development expenses	36	27			68	57

Income from operations	$106	$84			$192	$144

% of Revenue	22.6%	20.0%			21.4%	18.3%